EXHIBIT 23.1


                CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 14, 1997, which appears on page 48 of the 1996 Annual Report to the Stockholders of The
Interpublic Group of Companies, Inc., which is incorporated by reference in The Interpublic Group of Companies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996, as amended by the Company's Amendment Number One on Form 10-K/A for the year ended
December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-2 of such Annual Report on Form 10-K, as amended by the Company's Amendment Number One on Form 10-K/A for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                    PRICE WATERHOUSE LLP

                                    New York, New York
                                    December 15, 1997